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                                                                      EXHIBIT 21

                            AZURIX CORP. SUBSIDIARIES

Azurix Ltd.
Azurix Europe Ltd.
Wessex Water Ltd.
Wessex Water Services Ltd.
Wessex Water Services Finance Plc